Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Navigator Holdings Ltd. of our report dated March 27, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Navigator Holdings Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2023.
 /s/ PricewaterhouseCoopers LLP
Watford, United Kingdom
April 10, 2024

ACTIVE 108835900.21